                                                                    EXHIBIT 4.45


                          FOURTH AMENDMENT TO AMENDED
                         AND RESTATED CREDIT AGREEMENT


     THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the "Amendment"), dated this sixth day of January, 1998, is made by and between INSTEEL INDUSTRIES, INC., a North Carolina corporation (the "Borrower"); and FIRST UNION NATIONAL BANK, a national banking association (the "Bank"), to the Amended and Restated Credit Agreement, dated January 26, 1996, as amended by First Amendment thereto, dated April 11, 1997, by Second Amendment thereto, dated as of April 30, 1997, and by Third Amendment thereto, dated November 17, 1997 (the Amended and Restated Credit Agreement, as amended, modified, restated or supplemented from time to time, being hereinafter referred to as the "Credit Agreement"). All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement.


                                    RECITALS

     A. Pursuant to the Credit Agreement, the Bank has made available to the Borrower a Revolving Line of Credit in the amount of $50,000,000 and a Letter of Credit Facility in the amount of $10,000,000.

     B. The Borrower has requested that the Bank (i) increase the Revolving Line of Credit Commitment for a limited period of time from $50,000,000 to $55,000,000, (ii) decrease the Letter of Credit Facility Commitment for a limited period of time from $10,000,000 to $5,000,000, (iii) consent to a change of Borrower's fiscal year, (iv) amend in certain respects the ratio for the calculation for the marginal rate of interest and marginal facility fee to be paid by Borrower, and (v) amend certain financial and other covenants.

     C. The Bank has agreed to such requests and the Borrower and the Bank have therefore agreed to amend the Credit Agreement as set forth herein.


                             STATEMENT OF AGREEMENT

     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Borrower and the Bank hereby agree as follows:


                                   ARTICLE I

                         AMENDMENTS TO CREDIT AGREEMENT

     The Credit Agreement is hereby amended as follows:

     1.1 DEFINED TERMS. Section 1.1 of the Credit Agreement is amended by deleting the definitions of "Applicable Margin", "Fiscal Year", "Letter of Credit Facility Commitment" and

                                                                    EXHIBIT 4.45



"Revolving Line of Credit Commitment" in their entirety and by substituting in lieu thereof the following:

           "Applicable Margin" shall mean, at any date of determination, the marginal rate or interest which shall be paid by Borrower in addition to the LIBOR Rate and the marginal facility fee rate to be paid which coincides to the Funded Debt to EBITDA Ratio (calculated for each Fiscal Quarter with respect to the Fiscal Quarter then ended and the immediately preceding three (3) Fiscal Quarters), which rates shall be determined at the end of each Interest Period and, if appropriate, the Applicable Margin shall be reduced or increased for the next Interest Period according to the following schedule:

Funded Debt to           Applicable Margin
 EBITDA Ratio           For LIBOR Rate Loan            Facility Fee
-------------           -------------------            ------------
Equal to or less than         0.375%                    0.175%
1.5 to 1.0

Greater than 1.5 to           0.500%                    0.175%
1.0 but less than or
equal to 2.0 to 1.0

Greater than 2.0 to           0.625%                    0.200%
1.0 but less than or
equal to 2.5 to 1.0

Greater than 2.5 to           0.750%                    0.200%
1.0 but less than or
equal to 3.0 to 1.0

Greater than 3.0 to           0.875%                    0.225%
1.0 but less than or
equal to 3.25 to 1.0

Greater than 3.25 to          1.000%                    0.250%
1.0 but less than or
equal to 3.5 to 1.0

Greater than 3.5 to           3.000%                    0.500%
1.0

     During the period from October 1, 1997 through March 31, 1998, if the Funded Debt to EBITDA Ratio is greater than 3.5 to 1.0 but less than or equal to 4.75 to 1.0, then the Applicable Margin for LIBOR Rate Loans and the facility

                                                                    EXHIBIT 4.45


     fee shall be 1.0% and 0.25%, respectively. If the Funded Debt to EBITDA Ratio is greater than 4.75 to 1.0 on or prior to March 31, 1998 or if the Funded Debt to EBITDA Ratio is greater than 3.5 to 1.0 after March 31, 1998, then (i) the Default Rate shall be applicable to the Obligations and
     (ii) the facility fee due and payable pursuant to Section 4.6 of this Agreement shall be computed at the rate of 0.5%.

          "Fiscal Year" shall mean the 52/53 week period of Borrower ending on the Saturday closest to September 30 of each calendar year and commencing on the next calendar day following such date.

          "Letter of Credit Facility Commitment" shall mean $10,000,000 during the period from the effective date of the First Amendment to this Agreement through December 31, 1997; $5,000,000 during the period from January 1, 1998 through March 31, 1998; and $10,000,000 on April 1, 1998 and at all times thereafter.

          "Revolving Line of Credit Commitment" shall mean $50,000,000 during the period from the effective date of the First Amendment to this Agreement through December 31, 1997; $55,000,000 during the period from January 1, 1998 through March 31, 1998; and $50,000,000 on April 1, 1998 and at all times thereafter.

     1.2 Negative Covenants. Section 8.16, Funded Debt to EBITDA, is amended in its entirety to read as follows:

          "8.16 Funded Debt to EBITDA Ratio. Permit the Funded Debt to EBITDA Ratio to be greater than (a) 3.75 to 1.0 for the four (4) Fiscal Quarters ending September 30, 1997, (b) 4.75 to 1.0 for the four (4) Fiscal Quarters ended December 27, 1997 and March 28, 1998, and (b) 3.5 to 1.0 at the end of any Fiscal Quarter thereafter for the four (4) Fiscal Quarters then ended."

     1.3 Exhibits. Exhibit A to the Credit Agreement is hereby amended by deleting such exhibit in its entirety and by replacing it with the Exhibit A attached to this Amendment.

                                   ARTICLE II

                                    CONSENT

     2.1 Consent. The Borrower has requested that the Bank consent to the change of Borrower's Fiscal year from September 30 to the 52/53 week period ending on the Saturday closest to September 30 of each calendar year. The Bank hereby grants its consent to such change and agrees that such change shall not constitute an Event of Default under the Credit Agreement or any of the other Loan Documents.

                                                                  EXHIBIT 4.45


                                  ARTICLE III


                         REPRESENTATIONS AND WARRANTIES

     The Borrower hereby represents and warrants to the Bank that:

     3.1 Acknowledgment of Obligations. As of the close of business on January 5, 1998, the aggregate principal amount of Revolving Loans owing by the Borrower was in the sum of $49,999,999.99, the aggregate amount of Letter of Credit Obligations owing by the Borrower was in the sum of $3,560,621.95, and the aggregate amount of Bankers' Acceptance Obligations owing by the Borrower was in the sum of $-0-, and that all such Obligations are due and owing by the Borrower to the Bank without any defense, deduction, offset or counterclaim of any nature.

     3.2 Compliance With the Credit Agreement. As of the execution of this Amendment, the Borrower is in compliance with all of the terms and provisions set forth in the Loan Documents to be observed or performed by the Borrower, except where the failure of the Borrower to comply has been waived in writing by the Bank.

     3.3 Representations in Credit Agreement. The representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects.

     3.4   No Event of Default. No Default or Event of Default exists.

                                   ARTICLE IV

                         MODIFICATION OF LOAN DOCUMENTS

     4.1 Loan Documents. Any individual or collective reference to any of the Loan Documents shall hereafter mean such Loan Document as amended by this Amendment, and as further amended, restated, supplemented or modified from time to time, including, without limitation, all references to the Credit Agreement, which shall mean the Credit Agreement as amended hereby and as further amended from time to time.

                                   ARTICLE V

                                    GENERAL

     5.1 Full Force and Effect. Except as expressly amended hereby, the Credit Agreement and the other Loan Documents shall continue in full force and effect in accordance with provisions thereof. As used in the Credit Agreement and the other Loan Documents, "hereinafter", "hereto", or words of similar import, shall mean the Credit Agreement or the other Loan Documents, as the case may be, as amended by this Amendment.

                                                                    EXHIBIT 4.45



     5.2 Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina.

     5.3 Headings. The headings of this Amendment are for the purpose of reference only and shall not effect the construction of this Amendment.

     5.4 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER AND THE BANK EACH WAIVE THE RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered under seal by their duly authorized officers to be effective as of the date first above written.


ATTEST:                            INSTEEL INDUSTRIES, INC.



/s/ Sandra S. White                By: /s/ Michael C. Gazmarian
-------------------                    --------------------------
Assistant Secretary                    Title: Chief Financial Officer
                                              and Treasurer

  [CORPORATE SEAL]


                                   FIRST UNION NATIONAL BANK



            [SEAL]                 By: /s/ Richard J. Rizzo, Jr.
                                       -------------------------
                                       Title: Vice President

                                                                    EXHIBIT 4.45



                                  EXHIBIT A TO
                                CREDIT AGREEMENT

                           THIRD AMENDED AND RESTATED
                             REVOLVING CREDIT NOTE


$55,000,000                                           Greensboro, North Carolina
                                                                January __, 1998


     FOR VALUE RECEIVED, the undersigned INSTEEL INDUSTRIES, INC., a North Carolina corporation ("Borrower"), promises to pay to FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association ("Bank"), or order, at the principal office of the Bank in Greensboro, North Carolina, or at such other place as the Bank may from time to time designate in writing, the principal sum of Fifty-Five Million Dollars ($55,000,000), or, if less, the unpaid balance of all Revolving Loans made by the Bank to the Borrower under the Revolving Line of Credit extended by the Bank to the Borrower pursuant to the Credit Agreement, together with interest on the unpaid principal amount of this Note at the rates provided in the Credit Agreement.

     This Note amends and restates in its entirety that certain $50,000,000 Second Amended and Restated Revolving Credit Note, dated April 11, 1997, executed by Borrower to the order of Bank and is the Revolving Credit Note issued to evidence Revolving Loans made by the Bank to the Borrower under the Revolving Line of Credit pursuant to Section 2.1 of the Credit Agreement, dated June 14, 1995, between the Borrower and the Bank, as the same may from time to time be amended, modified, restated or supplemented ("Credit Agreement"), and is entitled to the benefits of, and the remedies provided in, the Credit Agreement. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Note, by reference in the same manner and with the same effect as if set forth herein. Reference is made to the Credit Agreement for provisions for the maturity, payment, prepayment and acceleration of this Note. All capitalized terms used in this Note without definition shall have the meanings ascribed to such terms in the Credit Agreement.

     The Borrower, for itself and its successors and assigns, expressly waives presentment for payment, demand, protest and notice of demand, notice of dishonor and notice of nonpayment and all other notices.

     This Note shall be governed by, construed and enforced in accordance with the internal laws, and not the laws of conflicts, of the State of North Carolina.

                                                                    EXHIBIT 4.45


     In the event that this Note shall at any time after maturity be collected by or through an attorney-at-law, the Borrower agrees to pay, in addition to the entire unpaid principal balance and interest due hereunder, all collection costs, including reasonable attorneys' fees, incurred by the Bank in collecting the indebtedness due hereunder, computed on the basis of usual and customary rates and not on the basis of a fixed percentage of the indebtedness due hereunder.


     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed under seal by its duly authorized corporate officers and its corporate seal to be hereunto affixed on the day and year first above written.


ATTEST:                                 INSTEEL INDUSTRIES, INC.



                                        By:
------------------------------------       -------------------------------------

                           Secretary       Title:
---------------------------                      -------------------------------

[CORPORATE SEAL]

                                                                    EXHIBIT 4.45

                           THIRD AMENDED AND RESTATED
                             REVOLVING CREDIT NOTE

$55,000,000                                           Greensboro, North Carolina
                                                                 January 6, 1998


     FOR VALUE RECEIVED, the undersigned INSTEEL INDUSTRIES, INC., a North Carolina corporation ("Borrower"), promises to pay to FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association ("Bank"), or order, at the principal office of the Bank in Greensboro, North Carolina, or at such other place as the Bank may from time to time designate in writing, the principal sum of Fifty-Five Million Dollars ($55,000,000), or, if less, the unpaid balance of all Revolving Loans made by the Bank to the Borrower under the Revolving Line of Credit extended by the Bank to the Borrower pursuant to the Credit Agreement, together with interest on the unpaid principal amount of this Note at the rates provided in the Credit Agreement.

     This Note amends and restates in its entirety that certain $50,000,000 Second Amended and Restated Revolving Credit Note, dated April 11, 1997, executed by Borrower to the order of Bank and is the Revolving Credit Note issued to evidence Revolving Loans made by the Bank to the Borrower under the Revolving Line of Credit pursuant to Section 2.1 of the Credit Agreement, dated June 14, 1995, between the Borrower and the Bank, as the same may from time to time be amended, modified, restated or supplemented ("Credit Agreement") and is entitled to the benefits of, and the remedies provided in, the Credit Agreement. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Note, by reference in the same manner and with the same effect as if set forth herein. Reference is made to the Credit Agreement for provisions for the maturity, payment, prepayment and acceleration of this Note. All capitalized terms used in this Note without definition shall have the meanings ascribed to such terms in the Credit Agreement.

     The Borrower, for itself and its successors and assigns, expressly waives presentment for payment, demand, protest and notice of demand, notice of dishonor and notice of nonpayment and all other notices.

     This Note shall be governed by, construed and enforced in accordance with the internal laws, and not the laws of conflicts, of the State of North Carolina.

                                                                    EXHIBIT 4.45



     In the event that this Note shall at any time after maturity be collected by or through an attorney-in-law, the Borrower agrees to pay, in addition to the entire unpaid principal balance and interest due hereunder, all collection costs, including reasonable attorneys' fees, incurred by the Bank in collecting the indebtedness due hereunder, computed on the basis of usual and customary rates and not on the basis of a fixed percentage of the indebtedness due hereunder.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed under seal by its duly authorized corporate officers and its corporate seal to be hereunto affixed on the day and year first above written.


ATTEST:                            INSTEEL INDUSTRIES, INC.



/s/ Sandra S. White                By: /s/ Michael C. Gazmarian
-------------------                    ------------------------------
Assistant Secretary                    Title: Chief Financial Officer
                                              and Treasurer

  [CORPORATE SEAL]



            [SEAL]


                                       2